INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and Shareholders of Albemarle Investment Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 26 to Registration Statement (No. 33-13133) of The North Carolina Tax Free Bond Fund of our report dated September 20, 1996, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
November 29, 1996